SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2019

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

104-110 Avenue C, Bayonne, NJ 07002	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Shareholders of the Company was held on April 25, 2019.  The matters considered and voted on by the Company’s shareholders at the Annual Meeting, and the results of the vote on each such matter, were as follows:
Proposal 1: The election of directors.

For a term ending in 2022

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Judith Q. Bielan	7,856,834	1,516,868	4,383,545
James E. Collins	7,767,120	1,606,582	4,383,545
Mark D. Hogan	8,612,862	760,840	4,383,545
John Pulomena	8,412,531	961,171	4,383,545

Proposal 2: The ratification of the appointment of Wolf & Company, P.C. as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019.

Shares Voted For	Shares Voted Against	Abstentions
13,493,505	150,537	113,205

Proposal 3: The advisory, non-binding vote to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
6,294,200	2,908,466	171,036	4,383,545

Proposal 4: The approval of the proposed Amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 20,000,000 to 40,000,000, and the number of authorized shares of the Company’s capital stock from 30,000,000 to 50,000,000.

Shares Voted For	Shares Voted Against	Abstentions
12,384,404	1,311,650	61,193

Item 9.01   Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: April 26, 2019	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer

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